UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 12, 2004 (August 27, 2004)

NORFOLK SOUTHERN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-8339	52-1188014
(Commission File Number)	(IRS Employer Identification No.)
Three Commercial Place, Norfolk, Virginia	23510-9241
(Address of Principal Executive Offices)	(Zip Code)

(757) 629-2680
Registrant's Telephone Number, Including Area Code

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR   230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the instructions of Item 9.01(a)(4) of Form 8-K, Norfolk Southern Corporation (NSC) is filing this Current Report on Form 8-K/A in order to amend its Current Report on Form 8-K filed on September 2, 2004, and incorporated herein by reference, to provide certain financial disclosures required by Item 9.01 with respect to the acquisition of the assets of Pennsylvania Lines LLC (PRR). Item 9.01 of this Current Report on Form 8-K/A contains the supplemental financial information.

Section 9 - Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(a)        Attached hereto as Exhibit 99 are the financial statements of PRR as of December 31, 2003.

(b)        A limited number of pro forma adjustments are required to illustrate the effects of the transaction on NSC's balance sheet and income statement.  As permitted by Article 11-02(b)(1) of Regulation S-X (17 C.F.R. 210.11-02(b)(1)), the pro forma effects of the acquisition are described below.

            Pursuant to the transaction (Conrail Reorganization) described in its Current Report on Form 8-K filed on September 2, 2004, Norfolk Southern Railway Company (NSR) became the direct owner, and NSC, through its wholly-owned subsidiary NSR, became the indirect owner of all of PRR's assets.  Prior to the consummation of the Conrail Reorganization, NSC's financial statements already included the effects of its equity investment in Conrail.  As a result of the transaction, NSC's investment in Conrail no longer includes amounts related to PRR and NYC.  Instead, the assets and liabilities of PRR are reflected in their respective line items in NSC's Consolidated Balance Sheet and amounts due to PRR were extinguished.

            The following summarizes the effect of the transaction on NSC's Consolidated Balance Sheet ($ in millions):

Properties	$8,368
Extinguishment of amounts due to PRR	870
Other assets and liabilities, net	177
Deferred income taxes	(3,113)
Long-term debt, including current maturities	(734)
Net assets received	5,568
Investment in Conrail	(5,515)
Gain from Conrail corporate reorganization	$53

The amounts shown above for the net assets received reflect the fair value of such assets.   Properties have been valued based on information received from an independent valuation consultant, and NSC will receive a final detailed valuation report in the fourth quarter.   Debt has been recorded at fair value based on interest rates at the time of the reorganization.

On the Consolidated Income Statement, "Conrail rents and services" is reduced as a result of the transaction.   After the Conrail Reorganization, "Conrail rents and services" reflects only the expenses associated with the Shared Assets Areas, and other expenses (primarily the depreciation related to the PRR assets) are reflected in their respective line items.   The transaction's impact on net income was the $53 million gain discussed above.   Prospectively, the transaction will not have a significant ongoing effect on net income.

This Current Report on Form 8-K/A contains forward-looking statements.  These statements reflect our current understanding with respect to planned future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward looking statements represent our estimates and assumptions only as of the date of this report, and we do not assume any obligation to update any of these statements.

(c)   Exhibits

Exhibit No.                   Description

      99                         Financial information of Pennsylvania Lines LLC as of December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

By:	/s/ Dezora M. Martin
Name: Dezora M. Martin
Title: Corporate Secretary

Date:  November 12, 2004

EXHIBIT INDEX

99                      Financial information of Pennsylvania Lines LLC as of December 31, 2003